EXHIBIT 10.16

FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This Fourth Amendment to Third Amended and Restated Credit Agreement (this “Fourth Amendment”) is made and entered into as of December 14, 2017 (the “Fourth Amendment Effective Date”), by and among Neenah Paper, Inc., a Delaware corporation (the “Company”), certain Domestic Subsidiaries of the Company, as borrowers (the “Domestic Borrowers”), Neenah Services GmbH & Co. KG and certain of its Subsidiaries, as borrowers (the “German Borrowers”), the other guarantors party hereto (such guarantors, together with the Domestic Borrowers and the German Borrowers, being collectively referred herein as the “Loan Parties”), the Lenders party hereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent (the “Agent”).
RECITALS:
WHEREAS, the Loan Parties are parties to that certain Third Amended and Restated Credit Agreement, dated as of December 18, 2014 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of July 28, 2016, by that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of December 13, 2016, by that certain Third Amendment to Third Amended and Restated Credit Agreement, dated as of August 30, 2017 and as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among the Loan Parties, the financial institutions signatory thereto as lenders (individually, a “Lender” and collectively, the “Lenders”), and the Agent. Capitalized terms used but not defined herein have the meaning set forth in the Credit Agreement.
WHEREAS, the Loan Parties have requested that the Credit Agreement be amended as hereinafter provided.
WHEREAS, subject to and upon the terms and conditions contained herein, the Lenders party hereto have agreed to the Loan Parties’ requests as set forth herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Amendments to the Credit Agreement. In reliance upon the representations, warranties, covenants and conditions contained in this Fourth Amendment, and subject to the terms, and satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as of the Fourth Amendment Effective Date in the manner provided in this Section 1.

1.2Amendments to Definitions.

(a)The definition of “Fixed Charge Coverage Ratio” is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means, with respect to any Person and without duplication, the ratio of (a) EBITDA less (i) Capital Expenditures not funded by Indebtedness permitted by Section 6.01(c), Section 6.01(m) or Section 6.01(p); less (ii) loans, advances and Investments made to Persons that are not Loan Parties (other than the Inter-Company Loan made pursuant to clause (k) of the definition of Inter-Company Loans and the Investment made to consummate the Specified Dutch Acquisition); less (iii) cash payments of federal, state, foreign, provincial and local income or franchise taxes, plus (iv) Cash Dividends, EAV Distributions and other distributions with respect to Equity Interests held by a Loan Party to the extent received in cash by a Loan Party from any Person that is not a Loan Party, to (b) the sum of (i) cash Interest Expense, plus (ii) Scheduled Principal Payments, plus (iii) Cash Dividends paid by the Company to its shareholders, plus (iv) Stock Repurchases, plus (v) the Quarterly Domestic Equipment Component Amortization Amount per three calendar month period in respect of scheduled reductions, if any, of the Domestic Equipment Component as set forth in clause (a) of the definition of Domestic Equipment Component, plus (vi) the Quarterly German Equipment Component Amortization Amount per three calendar month period in respect of scheduled reductions, if any, of the German Equipment Component as set forth in clause (a) of the definition of German Equipment Component, plus (vii) the Quarterly Domestic Real Estate Component Amortization Amount per three calendar month period in respect of scheduled reductions, if any, of the Domestic Real Estate Component as set forth in clause (a) of the definition of the Domestic Real Estate Component, plus (viii) the Quarterly German Real Estate Component Amortization Amount per three calendar month period in respect of scheduled reductions, if any, of the German Real Estate Component as set forth in clause (a) of the definition of the German Real Estate Component; provided that the Capital Expenditures related to the filtration expansion project at the Appleton Mill shall not be included in the foregoing clause (a)(i), except with respect to the calculation of the Fixed Charge Coverage Ratio during any FCCR Test Period pursuant to Section 6.12.
All components of the Fixed Charge Coverage Ratio shall be determined for the applicable Person on a Consolidated basis, without duplication and for the four (4) most recent consecutive fiscal quarters of the applicable Person ending on or prior to the date of determination; provided, that (x) the results of operation of the Company’s Subsidiaries that are not Loan Parties, including, without limitation, the Excluded Subsidiaries, the Specified Dutch Entities and their respective subsidiaries, shall be excluded in the calculation of Fixed Charge Coverage Ratio and (y) the amount of any loan, advance or Investment subtracted from EBITDA pursuant to clause (a)(ii) above that consists of a revolving loan will be based on the outstanding balance of such revolving loan as of the last day of the period for which the Fixed Charge Coverage Ratio is being calculated.

(b)The definition of “Loan Documents” is hereby amended by inserting the words and punctuation, “the Fourth Amendment,” immediately after “the Third Amendment,” contained in such definition.

1.2New Definitions. Section 1.01 of the Credit Agreement is amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
“Domestic Secured Obligations” means the Secured Obligations other than the Foreign Secured Obligations. For the avoidance of doubt, the Domestic Secured Obligations exclude all Secured Obligations of the Foreign Subsidiaries.
“Fourth Amendment” means that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of December 14, 2017, by and among the Borrowers, the other Loan Parties, the Administrative Agent and the Lenders party thereto.
“Specified Dutch Acquisition” has the meaning set forth in the definition of “Specified Dutch Entities”.
“Specified Dutch Entities” means W.A. Sanders Coldenhove Holding B.V. and its Subsidiaries that were acquired by the Company and Neenah Global Holdings B.V. on November 1, 2017 (such acquisition referred to herein as the “Specified Dutch Acquisition”).
1.3Amendment to Section 5.10 of the Credit Agreement. Section 5.10 of the Credit Agreement is amended by amending and restating the proviso at the end of clause (f) thereof to read in full as follows:
provided, however, that (i) for the avoidance of doubt, any Excluded Subsidiary as of the Effective Date shall not be required to become a Guarantor or grant any Liens hereunder and (ii) the Administrative Agent shall not request that any of the Specified Dutch Entities become German Guarantors unless and until any of the Specified Dutch Entities have received the consent of their respective managing directors for such Specified Dutch Entity to become a German Guarantor; provided, further, that until such Subsidiary becomes a Guarantor or a Borrower pursuant to the terms of this Agreement it shall not become a Loan Party. To the extent reasonably feasible, all of the foregoing requirements shall be effected by the execution and delivery of a Joinder Agreement.
1.4Amendments to Section 6.07 of the Credit Agreement. Section 6.07 of the Credit Agreement is hereby amended by:
a.amending and restating clause (m) thereof in its entirety to read in full as follows:
(m)    Acquisitions permitted pursuant to Section 6.04;
b.deleting the word “and” at the end of clause (p) thereof, amending and restating clause (q) thereof with the following clause (q) and adding clause (r) to read in full as follows:
(q)     loans, advances or Investments in the Specified Dutch Entities in an aggregate amount not to exceed €10,000,000 at any time outstanding; and
(r)    other loans, advances or Investments not covered by clauses (a) through (q) above, in any aggregate amount not to exceed $15,000,000 at any time outstanding.

SECTION 2.Conditions Precedent to Fourth Amendment. This Fourth Amendment will be effective as of the Fourth Amendment Effective Date, on the condition that the following conditions precedent will have been satisfied:
2.1Counterparts. The Agent shall have received counterparts of this Fourth Amendment duly executed by each of the Loan Parties, the Agent, and the Required Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).
2.2Amendment Fee. The Agent shall have received for the account of each Domestic Tranche Lender who consents hereto by noon Dallas, Texas time on December 14, 2017, the amendment fee specified in that certain fee letter, dated December 4, 2017, between the Agent and the Company (the “Amendment Fee Letter”).
2.3Agent’s Fees and Expenses. The Borrower shall have paid or reimbursed the Administrative Agent for (i) all fees (if any) required to be paid to the Administrative Agent pursuant to the Amendment Fee Letter and (ii) to the extent invoiced, its out-of-pocket expenses in connection with this Fourth Amendment and any other out-of-pocket expenses of the Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Agent.
2.4Other Documents. The Agent shall have been provided with such documents, instruments and agreements, and the Loan Parties shall have taken such actions, in each case as the Agent may reasonably require in connection with this Fourth Amendment and the transactions contemplated hereby.

SECTION 3.Representations and Warranties. The Loan Parties hereby represent and warrant to the Lenders the following (provided that such representations and warranties of the German Loan Parties shall be limited to the facts and circumstances of the German Loan Parties and their Subsidiaries):
3.1the representations and warranties contained in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date, and except for any change of facts expressly permitted under the provisions of the Credit Agreement and the other Loan Documents;
3.2no Default or Event of Default has occurred and is continuing under the Credit Agreement; and
3.3this Fourth Amendment has been duly executed and delivered by the Loan Parties, and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.No Waiver. Nothing contained in this Fourth Amendment shall be construed as a waiver by the Lenders of any covenant or provision of the Credit Agreement, the other Loan Documents, or of any other contract or instrument between the Loan Parties and any of the Lenders, and the failure of the Lenders at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of the Lenders to thereafter demand strict compliance therewith. The Agent and the Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Fourth Amendment and any other contract or instrument between the Loan Parties and the Lenders.

SECTION 5.Survival of Representations and Warranties. All representations and warranties made in this Fourth Amendment, including any Loan Document furnished in connection with this Fourth

Amendment, shall survive the execution and delivery of this Fourth Amendment and the other Loan Documents, and no investigation by the Agent or any closing shall affect the representations and warranties or the right of the Agent to rely upon them.

SECTION 6.Expenses. As provided in Section 9.03 of the Credit Agreement and subject to the limitations expressly set forth therein, the Loan Parties hereby agree to pay on demand all legal and other fees, costs and expenses incurred by the Agent in connection with the negotiation, preparation, and execution of this Fourth Amendment and all related documents.

SECTION 7.Severability. Any provision of this Fourth Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.APPLICABLE LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.Successors and Assigns. This Fourth Amendment is binding upon and shall inure to the benefit of the Credit Parties and the Loan Parties and their respective successors and assigns, except the Loan Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Agent, other than as expressly permitted under the terms of the Credit Agreement.

SECTION 10.Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed signature page of this Fourth Amendment by facsimile transmission or PDF electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 11.Effect of Consent. No consent or waiver, express or implied, by the Agent to or for any breach of or deviation from any covenant, condition or duty by the Loan Parties shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

SECTION 12.Headings. The headings of this Fourth Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 13.Reaffirmation of Loan Documents. This Fourth Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, and the other Loan Documents are hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

SECTION 14.Loan Document. This Fourth Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

SECTION 15.Entire Agreement. THE CREDIT AGREEMENT, THIS FOURTH AMENDMENT, THE OTHER LOAN DOCUMENTS, AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS FOURTH AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE

CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.
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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date set forth above.
LOAN PARTIES:

DOMESTIC BORROWERS:
NEENAH PAPER, INC.
NEENAH PAPER MICHIGAN, INC.
NEENAH FILTRATION, LLC
NEENAH TECHNICAL MATERIALS, INC.
NEENAH PAPER FVC, LLC
NEENAH PAPER FR, LLC
NEENAH FMK HOLDINGS, LLC
ASP FIBERMARK, LLC
NEENAH NORTHEAST, LLC
Neenah Filtration Appleton, LLC

By:        /s/ Steven S. Heinrichs
Name: Steven S. Heinrichs
Title: Senior Vice President, General Counsel
and Secretary

NPCC HOLDING COMPANY, LLC

By: Neenah Paper, Inc., as its sole member

By:        /s/ Steven S. Heinrichs
Name: Steven S. Heinrichs
Title: Senior Vice President, General Counsel
and Secretary

GERMAN BORROWERS:
Neenah Services GmbH & Co. KG

By:        /s/ Armin Schwinn
Name: Armin Schwinn
Title: Managing Director of Neenah Germany
GmbH (general partner)

Neenah Gessner GmbH

By:        /s/ Armin Schwinn
Name: Armin Schwinn
Title: Managing Director

Neenah Gessner Grundstücksverwaltungsgesellschaft MBH & Co. KG

By:        /s/ Armin Schwinn
Name: Armin Schwinn
Title: Managing Director of Neenah Germany
GmbH (general partner)

GERMAN GUARANTORS:
Neenah Germany GmbH

By:        /s/ Armin Schwinn
Name: Armin Schwinn
Title: Managing Director

NEENAH PAPER INTERNATIONAL HOLDING COMPANY, LLC

By: Neenah Paper, Inc., as its sole member

By:        /s/ Steven S. Heinrichs
Name: Steven S. Heinrichs
Title: Senior Vice President, General Counsel
and Secretary

Neenah Paper International, LLC

By:        /s/ Steven S. Heinrichs
Name: Steven S. Heinrichs
Title: Senior Vice President, General Counsel
and Secretary

Neenah Global Holdings B.V.

By:        /s/ Steven S. Heinrichs
Name: Steven S. Heinrichs
Title: Managing Director

Neenah Paper International Finance Company B.V.

By:        /s/ Steven S. Heinrichs
Name:    Steven S. Heinrichs
Title:    Managing Director

By:        /s/ authorized signatory
Name:    TMF Netherlands B.V.
Title:    Managing Director B

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank, Swingline Lender and a Domestic Tranche Lender

By:	/s/ Jennifer Heard
Name: Jennifer Heard
Title: Authorized Officer

J.P. MORGAN EUROPE LIMITED, as German Collateral Agent

By:	/s/ Kennedy A. Capin
Name: Kennedy A. Capin
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A. (LONDON BRANCH), as a German Tranche Lender

By:	/s/ Kennedy A. Capin
Name: Kennedy A. Capin
Title: Authorized Officer

BANK OF AMERICA, N.A., as a Domestic Tranche Lender

By:	/s/ Dennis S. Losin
Name: Dennis S. Losin
Title: Senior Vice President

BANK OF AMERICA, N.A., as a German Tranche Lender

By:	/s/ Dennis S. Losin
Name: Dennis S. Losin
Title: Senior Vice President

COMMERZBANK AG, NEW YORK BRANCH, as a Domestic Tranche Lender

By:	/s/ Marie Duflos
Name: Marie Duflos
Title: Director

By:	/s/ Michael Ravelo
Name: Michael Ravelo
Title: Managing Director

BMO HARRIS BANK, N.A., as a Domestic Tranche Lender

By:	/s/ Jason Hoefler
Name: Jason Hoefler
Title: Managing Director

BMO HARRIS BANK, N.A., as a German Tranche Lender

By:	/s/ Jason Hoefler
Name: Jason Hoefler
Title: Managing Director
GOLDMAN SACHS BANK USA, as a Domestic Tranche Lender

By:	/s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as a German Tranche Lender

By:	/s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory